Exhibit(S)(2)

Calculation of Filing Fee Tables

Form N-2

(Form Type)

Fidelity Private Credit Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Being Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid

Fees Previously Paid	Equity	Common shares of beneficial interest, $0.01 par value per Share	457(o)	$3,000,000,000	—	$3,000,000,000	.00015310	$459,300

Carry Forward Securities

Carry Forward Securities	Equity	Common shares of beneficial interest, $0.01 par value per Share	415(a)(6)	—	—	$121,076,977(4)			N-2	333-267297	January 9, 2023	11,223.84

	Total Offering Amount					$3,121,076,977(5)		—

	Total Fees Previously Paid							$459,300

	Total Fee Offsets							—

	Net Fee Due							—

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.
(2)	Being registered pursuant to this Registration Statement.
(3)

The registrant previously paid a total of $92,700 in connection with the registrant’s registration statement on Form N-2 (File No. 333-267297) (calculated at the fee rates then in effect of $92.70 per $1,000,000 of the estimated maximum aggregate offering price), as filed with the Securities and Exchange Commission on September 9, 2022.

(4)

Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $121,076,977 aggregate principal offering price of unsold securities (the “Unsold Securities”) that were previously registered for sale under a Registration Statement as filed with the Securities and Exchange Commission on September 9, 2022, on Form N-2 (File No. 333-267297) and became effective on January 9, 2023 (the “Prior Registration Statement”). The Registrant previously paid filing fees in the aggregate of $11,223.84 relating to the Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Securities will continue to be applied to such Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(5)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $3,121,076,977.